UNITED STATES
SECURITIES EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PHARMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0792558 (I.R.S. Employer Identification No.)

1901 Campus Place
Louisville, Kentucky 40299
(Address of principal executive offices) (Zip code)

PharMerica Corporation 2007 Omnibus Incentive Plan
(Full title of the plan)

Thomas Caneris
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
PharMerica Corporation
1901 Campus Place
 Louisville, Kentucky 40299
(502) 627-7000
(Name, address telephone number, including area code, of agent for service)

Copies to:
Rodney Bell
Holland & Knight LLP
701 Brickell Avenue, Suite 3300
Miami, Florida 33131
(305) 374-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer" "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large Accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.01 per share	3,437,000	$27.37	$94,070,690	$12,116.30
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2)	Determined in accordance with Rule 457(c) and Rule 457(h)(1) under the Securities Act solely for the purpose of calculating the Registration Fee, based on the average of the high ($27.79) and low ($26.95) prices for the Common Stock as quoted on the New York Stock Exchange on May 8, 2014, or $27.37.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by PharMerica Corporation, a Delaware corporation (the “Company”), for the purpose of registering an additional 3,437,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to the PharMerica Corporation 2007 Omnibus Incentive Plan, as amended (the “Plan”).  These additional shares of Common Stock are additional securities under the same class as other securities for which an original registration statement (File No. 333-145137) on Form S-8 (the “2007 Registration Statement”) was filed with the Securities and Exchange Commission (the “Commission”) on August 6, 2007.

Pursuant to General Instruction E to Form S-8, the Company hereby incorporates by reference into this Registration Statement the contents of the 2007 Registration Statement relating to the Plan, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Company pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended  (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 28, 2014;
(b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s latest annual report referred to in (a) above; and
(c)	The description of the Common Stock of the Company contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to the Exchange Act on July 13, 2007.

In addition, all other reports filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.
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Item 6.	Indemnification of Directors and Officers.

The Company’s board of directors has approved a form of indemnification agreement for its directors and officers. Each of the Company’s current directors and officers has entered into, and the Company expects that its future directors and officers will enter into, indemnification agreements substantially in that form to give the Company’s directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s certificate of incorporation and bylaws to provide additional procedural protections.

All other information contained in Item 6, captioned “indemnification of Directors and Officer,” of the Company’s 2007 Registration Statement has not changed since the filing of such Registration Statement and is incorporated herein by reference.

Item 8.	Exhibits

The following exhibits are filed as part of this Registration Statement:

4.1	PharMerica Corporation 2007 Omnibus Incentive Plan, as amended*

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Independent Registered Public Accounting Firm (KPMG LLP)

23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page)

* Incorporated by reference to Exhibit 10.57 the Company’s Quarterly Report on Form 10-Q filed on August 5, 2010.
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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Kentucky on May 15, 2014.

PharMerica Corporation

May 15, 2014	By:	/s/ Thomas Caneris
Name: Thomas Caneris
Title: Senior Vice President, General Counsel,
Chief Compliance Officer and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of PharMerica Corporation, hereby severally constitute and appoint Thomas Caneris our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below on any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

	Chairman of the Board	May 15, 2014
Geoffrey G. Meyers

/s/ Gregory S. Weishar	Director and Chief Executive Officer	May 15, 2014
Gregory S. Weishar	(Principal Executive Officer)

/s/ David W. Froesel, Jr.	Executive Vice President, Chief Financial Officer, and Treasurer	May 15, 2014
David W. Froesel, Jr.	(Principal Financial and Principal Accounting Officer)

	Director	May 15, 2014
Frank E. Collins

/s/ W. Robert Dahl, Jr.	Director	May 15, 2014
W. Robert Dahl, Jr.

/s/ Marjorie W. Dorr	Director	May 15, 2014
Marjorie W. Dorr

/s/ Thomas P. Gerrity	Director	May 15, 2014
Thomas P. Gerrity

/s/ Thomas P. Mac Mahon	Director	May 15, 2014
Thomas P. Mac Mahon

/s/ Bob Oakley	Director	May 15, 2014
Bob Oakley

/s/ Patrick G. LePore	Director	May 15, 2014
Patrick G. LePore

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Holland & Knight LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page).